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Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
SEPRACOR INC.
Pursuant to the Offer to Purchase
dated September 15, 2009
by
APTIOM, INC.
an indirect wholly-owned subsidiary of
DAINIPPON SUMITOMO PHARMA CO., LTD.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if (i) the certificates representing shares of common stock, par value $0.10 per share, of Sepracor Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase, dated September 15, 2009 (the "Offer to Purchase")) of the Offer. Such form may be delivered by mail or transmitted by facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

If delivering by mail:	By facsimile transmission:	If delivering by overnight courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institution Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

☐
CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Aptiom, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Dainippon Sumitomo Pharma Co., Ltd., a joint stock corporation organized under the laws of Japan, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 15, 2009, and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the shares of common stock, par value $0.10 per share (including the associated preferred stock purchase rights, each a "Share" and collectively, the "Shares"), of Sepracor Inc., a Delaware corporation, as set forth below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:
(Please Type or Print)

Share Certificate Number(s) (if available):

Please check this box if Shares will be tendered by book-entry transfer: ☐

Account Number:

Date:

Name of Record Holder(s):

Address:

Telephone Number:

Signature(s):

Dated:

3

GUARANTEE
(Not to be Used for Signature Guarantees)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), guarantees (i) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (ii) that such tender complies with Rule 14e-4 and (iii) delivery to the Depositary of the Shares tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Letter of Transmittal) together with properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) with any signature guarantees and certificates for the Shares to be tendered or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq Global Select Market ("NASDAQ") trading days of the date hereof. The Eligible Institution that completes this form must deliver the guarantees, the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to the undersigned.

Name of Firm:
(Please Type or Print)

Authorized Signature:

Name:

Title:

Address:

Telephone Number:

Dated: , 2009

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM; SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE DEPOSITARY WITHIN THREE NASDAQ TRADING DAYS AFTER THE DATE OF EXECUTION OF THE NOTICE OF GUARANTEED DELIVERY.

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  Exhibit (a)(1)(C)